Exhibit 10.52

ASSIGNMENT AND ASSUMPTION

OF

AGREEMENT OF PURCHASE AND SALE

(Washington Commons Phase I, Lot 1)

ALLIANCE COMMERCIAL PARTNERS, LLC, a Colorado limited liability company (“Assignor”) hereby assigns to TRT Alliance Diehl LLC, a Delaware limited liability company  (“Assignee”) all right, title and interest of Assignor in and to that certain Agreement of Purchase and Sale by and between Assignor and NewTower Trust Company, a Maryland chartered trust company, formerly known as Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18, dated December 26, 2006 (the “Purchase Agreement”).

Assignee hereby assumes and agrees to perform all of Assignor’s obligations under the Purchase Agreement. This Assignment and Assumption of Agreement of Purchase and Sale shall be subject to all the provisions, terms, covenants and conditions of the Purchase Agreement. Pursuant to Section 9.6 of the Purchase Agreement, Assignor represents that Assignee is an entity owned by a separate account of Assignor or an entity controlling, controlled by or under common control with Assignor. Notwithstanding the foregoing, Assignor shall remain liable under the Purchase Agreement.

[Signature Page Follows]

Executed as of this 18th day of January, 2007.

ASSIGNOR:

ALLIANCE COMMERCIAL PARTNERS, LLC, a Colorado limited liability company

By:	/s/ David E. Ramsay
Name:	David E. Ramsay
Title:	Member

ASSIGNEE:

TRT ALLIANCE DIEHL LLC, a Delaware limited liability company

By:	TRT Alliance JV I GP, a Delaware general partnership, its sole member

	By:	400-900 Diehl Associates, LLC, a Colorado limited liability company, its managing general partner

	By:	Alliance Real Estate Value Fund III, LLC, a Delaware limited liability company, its manager

	By:	AVF Management, LLC, a Colorado limited liability company, its managing member

	By:	/s/ David E. Ramsay
	Printed name:	David E. Ramsay
Its: Voting Member